UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

HANDHELD ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-124421	98-0430675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

On February 13, 2006, we filed with the Securities and Exchange Commission (the ‘‘SEC’’) a Current Report on Form 8-K (the ‘‘Form 8-K’’) with respect to the Agreement of Merger and Plan of Reorganization, dated as of February 10, 2006, by and among Vika Corp., a Delaware corporation, Handheld Entertainment, Inc., a privately held California corporation (‘‘HHE’’), and HHE Acquisition, Inc., a newly formed wholly-owned California subsidiary of Vika Corp. (‘‘Acquisition Sub’’), whereby Acquisition Sub was merged with and into HHE, and HHE became a wholly-owned subsidiary of Vika Corp. Following the merger, Vika Corp. changed its name to Handheld Entertainment, Inc. and succeeded to the business of HHE as its sole line of business.

On March 30, 2006, we filed with the SEC an Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 which relates primarily to the business and operations of Vika Corp. during such period. We are filing this amendment to the Form 8-K to include a Management’s Discussion and Analysis or Plan of Operation relating to the financial condition and results of operations of HHE as of, and for each of the years ended, December 31, 2005 and 2004, as well as financial statements and related notes for such periods and pro forma financial statements as of, and for the year ended, December 31, 2005 that give effect to the merger.

Item 2.01. Completion of Acquisition or Disposition of Assets

The Management’s Discussion and Analysis or Plan of Operation section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows:

Management’s Discussion and Analysis or Plan of Operation

All references to the ‘‘Company,’’ ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer to HHE.

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K/A.

Overview

HHE is engaged in the design, marketing and wholesale distribution of affordable portable media players (‘‘PMP’’). HHE also offers a complementary content suite. HHE relies on contract manufacturing of its PMP products. HHE was incorporated in the State of California on February 13, 2003.

Results of Operations

The following table sets forth our results of operations for the years ended December 31, 2005 and 2004 in absolute dollars and as a percentage of sales. It also details the changes from the prior fiscal year in absolute dollars and in percentages.

	Year ended December 31,
	2005		2004		Change from previous year
	$	As % of sales	$	As % of sales	$ Increase / (Decrease)%
Sales	$1,955,181	100%	$550,811	100%	$1,404,370	255%
Cost of goods sold	1,973,556	101%	607,400	110%	1,366,156	225%
Gross margin	(18,375)	−1%	(56,589)	−10%	38,214	68%
Operating expenses
Bad debt expense	19,407	1%	43,735	8%	(24,328)	−56%
Sales & marketing	788,713	40%	562,779	102%	225,934	40%
General & administrative	3,466,506	177%	2,275,206	413%	1,191,300	52%
Research & development	992,821	51%	396,236	72%	596,585	151%
Total operating expenses	5,267,447	269%	3,277,956	595%	1,989,491	61%

Loss from operations	(5,285,822)	−270%	(3,334,545)	–605%	(1,951,277)	–59%
Other income / (expenses)
Interest income	—	0%	6,897	1%	(6,897)	−100%
Interest expense	(141,738)	−7%	(67,283)	−12%	(74,455)	−111%
Total other income / (expense)	(141,738)	−7%	(60,386)	−11%	(81,352)	−135%
Net loss	($5,427,560)	−278%	($3,394,931)	−616%	($2,032,629)	−60%

Sales

Sales were approximately $1,955,000 during the year ended December 31, 2005 as compared to approximately $551,000 during the year ended December 31, 2004, an increase of approximately $1,404,000 or 255%. The increase is primarily due to the expansion of our distribution of our ZVUE product to over 1,800 retail outlets of a large retailer. Prior to that distribution contract, our product had primarily been purchased by customers over the Internet and through smaller retail outlets.

At December 31, 2005, this large retailer accounted for approximately 98% of the gross accounts receivable and represented approximately 94% of our revenues for the year ended December 31, 2005. A second retailer accounted for approximately 48% of our revenues during the comparable period ended December 31, 2004. As a result, for the periods being reported, we were materially dependent upon these customers for our revenues. Due to the nature of our business and the relative size of the contracts, which are entered into in the ordinary course of business, the loss of any single significant customer, especially the above customers, would have a material adverse effect on our results.

All of our sales to this large retailer during 2005 were of our ZVUE 200 model, which was our sole product sold in 2005. There can be no assurance that this large retailer will accept our additional models if, and when, our shipments of future models commence, or that if ordered, such products will be accepted by this retailer as successfully as our ZVUE 200. The failure of these events to occur would significantly impact our future sales.

Approximately 97% and 98% of our sales for the years ended December 31, 2005 and 2004, respectively, were to customers in the United States of America; the remaining percentage were principally to customers in Europe.

Cost of Goods Sold and Gross Margin

Cost of goods sold was approximately $1,974,000 during the year ended December 31, 2005 as compared to approximately $607,000 during the year ended December 31, 2004, an increase of approximately $1,366,000 or 225%. The increase in cost of goods sold during the year ended

December 31, 2005 as compared to the prior year is primarily the result of the expansion of our distribution for the ZVUE product. We purchase our products from Eastech Electronics (Taiwan) Inc., a contract manufacturer located in Taiwan that is the sole manufacturer of our ZVUE product. Purchases during 2005 and 2004 from Eastech were approximately $1,711,000 and $403,000, respectively. Amounts payable due to Eastech at December 31, 2005 were approximately $887,000 and are included in trade accounts and other obligations payable to officers, affiliates and related parties. The balance due is fully collateralized by substantially all of our assets.

We are dependent on a continuing relationship with Eastech, the sole manufacturer of our portable media players (PMPs). Our prior manufacturing agreement with Eastech expired in June 2005. Eastech presently manufactures our PMPs based on purchase orders that we submit. Eastech has been providing us payment terms that permit us to pay for products once our customers have paid us. This arrangement greatly reduces our cash needs. However, these terms are expected to change which may require us to begin to make advance payments for our purchases of inventory and components. Our present relationship gives us both the production capacity and buying power of a much larger company. We do not have alternative financing available and do not maintain a revolving line of credit for purchases.

Our relationship with Eastech may not continue into the future, and unforeseen events may result in our relationship ending or changing. An adverse change to this relationship would have a material adverse impact on our business and results of operations by, among other things, increasing our costs. The inability or unwillingness of Eastech to manufacture our products on a purchase order basis would expose us to additional costs.

Gross margin is negative in both periods as a result of expenses related to the introduction of the product into retail distribution, the subsequent expansion of the product’s distribution and the effect of higher component costs associated with low volume production. We expect that the basic product will continue to have low gross margins in the future although we expect to offset those margins with the introduction of new products and services which will be sold to customers of the media player, as well as other revenue streams which will utilize the ZVUE product as a platform to distribute content under subscription or single use contracts.

Bad Debt Expenses

Bad debt expense of approximately $20,000 during 2005 as compared to approximately $44,000 during 2004 was the result of our analysis in 2005 of our accounts receivable and the potential collectability of those balances. Approximately 2% of our gross accounts receivable relate to customers other than Wal-Mart, and the bad debt allowance at December 31, 2005 relates to certain of these balances. We determined that no bad debt allowance was required for Wal-Mart but rather that any potential collection issues on accounts receivable from Wal-Mart would be related to sales returns, which is covered by our sales returns allowance as of December 31, 2005.

Sales and Marketing Expenses

Sales and marketing expenses were approximately $789,000 during the year ended December 31, 2005 as compared to approximately $563,000 during the year ended December 31, 2004, an increase of approximately $226,000 or 40%. Sales and marketing expenses consist primarily of salaries and benefits of sales and marketing personnel, commissions, advertising, printing and customer acquisition related costs. The increase in these expenses is directly related to sustaining marketing for the currently shipping version of the ZVUE product (Model 200) and market introduction costs for the upcoming versions of the ZVUE product (Model 400 and 500). We expect to continue to increase marketing and development efforts in the future, including as new versions of the ZVUE are introduced, and as a result expect this class of expenses to continue to increase.

General and Administrative Expenses

General and administrative expenses were approximately $3,467,000 during the year ended December 31, 2005 as compared to approximately $2,275,000 during the year ended

December 31, 2004, an increase of approximately $1,191,000 or 52%. Our general and administrative expenses consist primarily of salaries and benefits for employees, amortization and depreciation expenses, fees to our professional advisors, non-cash stock based expenses, rent and other general operating costs. Our general and administrative expenses also include amortization expense related to the issuance of stock options to employees and contractors, which was approximately $1.1 million in each of 2005 and 2004. In February 2006, our Board of Directors accelerated the vesting of all outstanding options as of December 31, 2005. As a result of the decision by the Board, approximately 1.2 million options became vested as of December 31, 2005 and the company recognized all of the remaining intrinsic value in the underlying options.

Based on our eventual implementation of Sarbanes-Oxley Section 404, as well as expected increases in our number of employees and consultants and related costs due to the increase in our business, our general and administrative costs are likely to increase significantly in future reporting periods.

Research and Development Expenses

Research and development expenses were approximately $993,000 during the year ended December 31, 2005 as compared to approximately $396,000 during the year ended December 31, 2004, an increase of approximately $597,000 or 151%. Our research and development expenses consist primarily of salaries and benefits for research and development employees and payments to independent contractors. The increase in research and development expenses is primarily as a result of the development work on the newest versions of the ZVUE product. Also, as a result of our product focus, we engaged additional third party consultants and made other investments to enhance our product offerings. These actions also accounted for the increase in research and development expenses for 2005 as compared to the previous year.

We continue to closely monitor development expenses to ensure that we have maximum leverage while maintaining our ability to continually develop new cutting edge products. We expect to continue to have a steady investment in research and development. This is a reflection on our commitment to improving our existing core products and developing new products, features and functionalities. Our management believes that product innovation and new technology integration is essential to proactively respond to the ever-evolving customer demands and to remain competitive in our segment of the industry.

Interest income

We did not record any interest income during 2005. Interest income of $6,897 at December 31, 2004 is primarily related to the interest earned on the subscription notes receivable which we entered into with a related party. The underlying notes were forgiven as part of an employment agreement and reserved for based on an analysis of collectability as of December 31, 2004.

Interest expense

Interest expense of approximately $142,000 and $67,000 for the years ended December 31, 2005 and 2004, respectively, was directly related to the interest payable on notes and other borrowings which we have entered into to fund our operations. Additionally, in 2004, we amortized approximately $38,000 as interest expense related to warrants that were issued to a related party lender as consideration

Liquidity And Capital Resources

At December 31, 2005, the Company had a cash balance of approximately $278,000 and a working capital deficit ofapproximately $5,624,000. Net cash used in operations was $2,901,328 for the twelve months ended December 31, 2005, as compared to net cash used in operations of $1,159,809 for the prior period ended December 31, 2004. For the twelve months ended December 31, 2005, the

Company used cash to fund the Company loss of $5,427,560 offset by non-cash items such as expenses related to preferred and common stock issued for services of $653,111, charges related to warrants issued to non-employees for services of $57,530, and charges under APB 25 related to stock options and warrants issued with intrinsic value to employees of $1,061,975. There were also changes in assets and liabilities of $660,639.

Net cash used in investing activities for the twelve months ended December 31, 2005 was $23,377 as compared to net cash used in investing activities of $0 for the prior period ended December 31, 2004. For the twelve months ended December 31, 2005, the primary use of the cash was to purchase fixed assets.

Net cash provided by financing activities for the twelve months ended December 31, 2005 was $3,173,454 as compared to $1,188,793 for the prior period ended December 31, 2004. For the year ended December 31, 2005, the Company utilized $3,250,319 in proceeds from notes from related parties.

Historically, we have financed our working capital and capital expenditure requirements primarily from short and long-term notes, sales of common and preferred stock and the product financing arrangement we established with Eastech. We are seeking additional equity and/or debt financing to sustain our growth strategy. With the completion of the private placement in February 2006 we were able to obtain funds to continue our operations at least through November 2006. We believe that based on our current cash position, our borrowing capacity, and our assessment of how potential equity investors will view us, we will be able to continue operations at least through the end of 2006. It is reasonably possible that we will not be able to obtain sufficient financing to continue operations. Furthermore, any additional equity or convertible debt financing will be dilutive to existing shareholders and may involve preferential rights over common shareholders. Debt financing, with or without equity conversion features, may involve restrictive covenants.

Recently Issued Accounting Standards

Share-Based Payment – revision of SFAS 123, Accounting for Stock-Based Compensation. In December 2004, FASB issued Statement of Financial Accounting Standards SFAS No. 123 (Revised 2004), Share-Based Payment. The new pronouncement replaces the existing requirements under SFAS No. 123 and APB 25. According to SFAS No. 123 (R), all forms of share-based payments to employees, including employee stock options and employee stock purchase plans, would be treated the same as any other form of compensation by recognizing the related cost in the Statement of Operations. This pronouncement eliminates the ability to account for stock-based compensation transactions using APB No. 25 and generally would require instead that such transactions be accounted for using a fair-value based method. FASB concluded that, for small business issuers, SFAS No. 123 (R) is effective for awards and stock options granted, modified or settled in cash in annual periods beginning after December 15, 2005. SFAS No. 123 (R) provides transition alternatives for public companies to restate prior interim periods or prior years.

Because we do have an employee stock option plan and do use stock options in attracting and retaining our employees, we anticipate that reported compensation expense will be higher than if SFAS No. 123(R) were not effective. The pro forma effects, shown above, on net loss had SFAS 123 been applied may give a reasonable idea of what the historical effects would have been had SFAS 123(R) applied. We are in the process of evaluating, however, what alternate methods, permitted by SFAS 123(R) but not SFAS 123 that we might use to value the options and the effects that this will have on our statements of operations. We are also evaluating the effects that the SFAS 123(R) transition rules will have on our financial statements.

Exchanges of Non-Monetary Assets – an amendment of APB Opinion No. 29. In December 2004, FASB issued SFAS 153, Exchanges of Non-Monetary Assets – an amendment to APB Opinion No. 29. This statement amends APB 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

Inventory Costs – an amendment of ARB No. 43, Chapter 4 — In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. The standard requires that abnormal amounts of idle capacity and spoilage costs should be excluded from the cost of inventory and expensed when incurred. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. We do not expect the adoption of this standard to have a material effect on our financial position or results of operations.

Accounting Changes and Error Corrections – an amendment of APB No. 20 and FASB No. 3.     In May 2005, the FASB issued SFAS No. 154, ‘‘Accounting Changes and Error Corrections’’ (‘‘SFAS 154’’). This statement replaces APB Opinion No. 20 ‘‘Accounting Changes’’ and FASB Statement No. 3 ‘‘Reporting Accounting Changes in Interim Financial Statements’’. SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period−specific effects or the cumulative effect of the change. When it is impracticable to determine the period−specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K/A and other written reports and oral statements made from time to time by the Company may contain so-called ‘‘forward-looking statements,’’ all of which are subject to risks and uncertainties. One can identify these forward-looking statements by their use of words such as ‘‘expects,’’ ‘‘plans,’’ ‘‘will,’’ ‘‘estimates,’’ ‘‘forecasts,’’ ‘‘projects’’ and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement. One should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-KSB, 10-QSB and 8-K. In various filings the Company has identified important factors that could cause actual results to differ from expected or historic results. The Company notes these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. One should understand that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Item 9.01. Financial Statements and Exhibits

Item 9.01 of the Form 8-K is hereby amended and supplemented as follows:

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), HHE’s audited financial statements for the fiscal years ended December 31, 2005 and 2004 are filed in this Current Report on Form 8-K/A as Exhibit 99.3.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K/A as Exhibit 99.4.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description
99.3	HHE financial statements for the fiscal years ended December 31, 2005 and 2004 (audited)
99.4	Unaudited pro forma consolidated balance sheets as of December 31, 2005 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2006	HANDHELD ENTERTAINMENT, INC.

	By:	/s/ Jeff Oscodar
Jeff Oscodar
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.3	HHE financial statements for the fiscal years ended December 31, 2005 and 2004 (audited)
99.4	Unaudited pro forma consolidated balance sheets as of December 31, 2005 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2005